Filed pursuant to Rule 424(b)(5)
Registration No. 333-223160

Prospectus Supplement No. 2
(To Prospectus dated June 11, 2018)

IT TECH PACKAGING, INC.

4,400,000 Shares of Common Stock

This Prospectus Supplement No. 2 (the “prospectus supplement”), supplements the prospectus supplement dated April 29, 2020 (“Prospectus Supplement No.1), which supplements the prospectus dated June 11, 2018, relating to the offering of 4,400,000 shares of common stock at a price of $0.58 per share in a registered direct offering to investors, and the issuance of warrants to those investors to purchase an aggregate of 4,400,000 shares of common stock in a private placement at an exercise price of $0.7425 per share.

You should read this prospectus supplement in conjunction with the accompanying prospectus. This prospectus supplement is qualified by reference to the accompanying prospectus, and amends certain information relating to the terms of the financing set forth in Prospectus Supplement No. 1. This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus and Prospectus Supplement No. 1, including any amendments or additional supplements thereto.

THE AMENDMENT

On May 4, 2020, we amended the securities purchase agreement, dated April 29, 2020, with the investors. The amendment provides, among other things, that (a) the exercise price of the warrant shall be increased from $0.7425 per share to $7.53 per share, (b) on or prior to August 4, 2020, we must obtain stockholder approval of (i) the issuance of the shares of common stock underlying the Warrants to be issued to the investors on the Closing Date, representing greater than 20% of our Common Stock as of the Closing Date in accordance with NYSE American Rule 713(a)(ii), and (ii) a reduction of the exercise price of the Warrants from $7.53 to $0.7425 per share, both subject to adjustments pursuant to the terms of the Warrants (the “Proposal”), and (c) from May 4, 2020 until the date on which such stockholder approval is obtained, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the securities purchase agreement) or file any registration statement, or amendment or supplement thereto, with the Commission. The amendment also provides that if we fail to obtain stockholder approval of the Proposal by August 4, 2020, we will pay to each investor, in cash as a return of a portion of such investor’s subscription amount, $0.22 for each share of Common Stock underlying such investor’s Warrants on the Closing Date up to an aggregate cash payment of $968,000 for all investors. The payments to which an investor shall be entitled shall be paid to the investors at the earlier of (i) three Business Days after the stockholder approval and (ii) August 4, 2020. Any payments outstanding after such due date shall accrue interest at a rate of 24.0% per annum.

THE OFFERING AND THE PRIVATE PLACEMENT

We are offering 4,400,000 shares of our common stock, $0.001 par value per share, directly to the investors in this offering at a price of $0.58 per share pursuant to this prospectus supplement and the accompanying prospectus. In a concurrent private placement, we are also selling to investors warrants to purchase an aggregate of up to 4,400,000 shares of our common stock. The investor warrants will be exercisable beginning on or after the earlier of (i) November 4, 2020, and (ii) the date we receive stockholder approval at an exercise price of $7.53 per share, and will expire on November 4, 2025 (the date that is five years and six months after the date of issuance). The warrants and the shares of common stock issuable upon the exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The warrants and the shares of common stock issuable upon the exercise of the warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. We have agreed that no later than 45 days after stockholder approval, we will file a registration statement on Form S-3, or such other form as may then be available to us, providing for the resale by the investors of the shares issuable upon the exercise of the warrants.

For a more detailed description of the shares of common stock, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-12.

Our shares of common stock are currently traded on the NYSE American under the symbol “ITP.” On April 29, 2020, the closing sale price of our shares of common stock was $0.79 per share.

As of April 29, 2020, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $19,003,305 based on 24,054,816 outstanding shares of common stock, of which 16,319,141 shares are held by non-affiliates, and a per share price of $ 0.79, which was the last reported price on the NYSE American of our common stock on April 29, 2020. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 month calendar period that ends on and includes the date of this prospectus supplement.

We have retained Maxim Group LLC to act as our exclusive placement agent in connection with this offering to use its “commercially reasonable best efforts” to solicit offers to purchase shares of our common stock and the warrants. The placement agent is not purchasing or selling any of our shares of common stock offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$0.58	$2,552,000
Placement Agent’s Fees (1)	$0.0406	178,640
Proceeds, before expenses, to us	$0.5394	2,373,360

(1)	We have also agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel which shall be limited to, in the aggregate, $50,000. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-13 of this prospectus supplement.

We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about May 4, 2020.

MAXIM GROUP LLC

The date of this prospectus supplement is May 4, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

Si

ABOUT THIS PROSPECTUS SUPPLEMENT NO.2

On February 22, 2018, we filed with the SEC a registration statement on Form S-3, as amended on June 11, 2018 (File No. 333-223160) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 19, 2018. Under this shelf registration process, we may, from time to time, sell up to $30 million in the aggregate of shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and units. On May 1, 2020 we filed Prospectus Supplement No.1 describing the specific terms of this offering under the shelf registration and on May 4, 2020, we filed Prospectus Supplement No. 1, which included amendments to the original terms of this offering. Approximately $27 million will remain available for sale following the offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “ITP,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to IT Tech Packaging, Inc., a Nevada corporation and its consolidated subsidiaries, including Hebei Baoding Dongfang Paper Milling Company Limited.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” incorporated by reference in this prospectus supplement and those discussed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Our Company

Overview

We were incorporated in the State of Nevada in 2005. We engage in the production and distribution of various categories of paper products, such as corrugating medium paper, offset printing paper and tissue paper products. Our principal executive offices are located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China. Our telephone number is (86) 312-869-8215. Our website is located at http://www.itpackaging.cn.

Our Products

Corrugating medium paper

Corrugating medium paper, or CMP, is used in the manufacturing of cardboard. Since the launch of our new Paper Machine (“PM6”) production line in December 2011, corrugating medium paper has become a major product of the Company. For the year ended December 31, 2019, corrugating medium paper comprised approximately 85.61% of our total paper production quantities and roughly 77.22% of our total revenue.  Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugating Cardboard or “OCC,” as it is commonly referred to in the United States) and certain supplementary agents. In January 2013, we suspended the operation of our PM1 production line for renovation, which was used at that time to produce corrugating medium paper. In May 2014, we launched the commercial production from a renovated PM1 production line. The renovated PM1 production line produces light-weight corrugating medium paper with a specification of 40 to 80 grams per square meter (“g/s/m”). PM1’s light-weight corrugating medium paper products have a wide range of commercial applications. For example, they can be used as a construction material for wall and floor insulation or to manufacture moisture-proof packaging materials for the transportation of books and magazines by the publishing industry. It can also be used as corrugating medium to make corrugating cardboard for packaging that requires light-weight boxes. The manufacturing process of light-weight corrugating medium paper is similar to that of the regular corrugating medium paper and also uses recycled paper boards as a major source of raw material. We now have two corrugating medium paper production lines, PM6 and PM1. We refer to products produced from the PM6 production line as Regular CMP and products produced from the PM1 production line as Light-Weight CMP.

Offset printing paper

Offset printing paper is used for offset printing in the publishing industry.  Offset printing paper comprised approximately 11.68% of our total paper production quantities and approximately 17.38% of our total sales revenue for the year ended December 31, 2019.  Raw materials used in making offset printing paper include recycled white scrap paper, fluorescent whitening agent and sizing agent. We currently have two production lines, PM2 and PM3, for the production of offset printing paper..

Tissue paper products

We began the commercial production of tissue paper products in Wei County Industry Park in June 2015. We process base tissue paper purchased from a long-term cooperative third party and produce finished tissue paper products, including toilet paper, boxed and soft-packed tissues, handkerchief tissues and paper napkins, as well as bathroom and kitchen paper towels that are marketed and sold under the Dongfang Paper brand. In December 2018 and November 2019, we completed the construction, installation and test of operation of PM8 and PM9, respectively, and commercially launched tissue paper production of PM8 and PM9 at such time. Tissue paper products comprised approximately 2.71% of our total paper production quantities and approximately 5.4% of our total sales revenue for the year ended December 31, 2019.

Our Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). Our primary market has been the region of North China, specifically in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Our Raw Materials and Principal Suppliers

The supplies used in our production processes are comprised mainly of recycled paper board and unprinted recycled white scrap paper, both of which are ready-to-use items and available from multiple domestic and foreign sources. We currently purchase all of our recycled paper supplies from domestic recycling stations and do not rely on imported recycled paper. We also purchase coal, natural gas and chemical agents from nearby suppliers.  Ongoing inflationary pressures and higher demand for recycled paper could lead to an increase in our costs of raw materials and production, which we may or may not be able to pass to our customers. We sign annual raw materials supplier contracts with our suppliers. Although we have contracts with our suppliers, these contracts do not lock-in the purchase price of our raw materials or provide a hedge against the fluctuation in the market price of these raw materials.

Competition

Our main competitors are: Chenming Paper Group Limited (“Chenming”), Huatai Group Limited, Nine Dragons Paper (Holdings) Limited (“ND Paper”) and Sun Paper Group Limited. A number of our competitors are public entities with larger capacity, broader customer bases and greater financial resources than those available to us. With the exceptions of Chenming and ND Paper, which may compete directly with us in the offset printing paper market and the corrugating medium paper market, respectively, in the Beijing/Tianjin/greater Hebei regions, we believe that we face only indirect competition from the aforesaid companies, either because we have a different product assortment from these companies, or because, to the extent they do offer products similar to ours, the transportation costs and storage costs make it difficult for these companies to compete effectively with us on pricing.

Employees

As of December 31, 2019, we had approximately 428 full time employees. These employees are organized into a labor union under the labor laws of the PRC and have collective bargain power against us. We generally maintain good relations with our employees and the labor union.

THE OFFERING

Issuer:	IT Tech Packaging, Inc.

Shares of common stock offered by us pursuant to this prospectus supplement:	4,400,000

Shares of common stock to be outstanding immediately after this offering (1):	28,454,816

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Concurrent private placement:	In a concurrent private placement, we are selling to the purchasers of common stock in this offering warrants to purchase up to 100% of the number of shares of our common stock purchased by such investors in this offering, or up to 4,400,000 warrants. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The warrants will be exercisable beginning on or after the earlier of (i) November 4, 2020, (the date that is six months following the issuance date), and (ii) the date the Company receives stockholder approval as described herein (the “Exercise Date”) at an initial exercise price equal to US$7.53, subject to adjustments therein and will expire on November 4, 2025 (the date that is five years and six months from the issuance date). At any time after the Exercise Date the holder may exercise the warrants in whole or in part on a cashless basis if a registration statement and current prospectus, covering the resale of the shares of common stock issuable upon exercise of the warrants, is not available. The warrants and the shares of common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. See “Private Placement Transaction and Warrants” beginning on page S-12 of this prospectus supplement.

Stockholder Approval	The Company shall hold a special or annual meeting of its shareholders (the “Stockholder Meeting”), on or before August 4, 2020 (the “Stockholder Approval Deadline”). The proxy statement for the Stockholder Meeting shall include a stockholder proposal to approve (i) the issuance of the Warrant Shares upon the exercise of the Warrants representing greater than 20% of the Common Stock as of the Closing Date in accordance with NYSE American Rule 713(a)(ii), and (ii) the reduction in the exercise price of the Warrants from $7.53 to $0.7425 per share, both subject to adjustments pursuant to the terms of the Warrants (the “Proposal”). In the event the Company does not obtain stockholder approval of the Proposal on or prior to the Stockholder Approval Deadline, the Company shall pay to each investor, in cash as a return of a portion of such investor’s purchase price, $0.22 for each share of Common Stock underlying such investor’s Warrants on the Closing Date up to an aggregate cash payment of $968,000 for all investors. The payments to which an investor shall be entitled are referred to herein as “Stockholder Approval Failure Payments.” Stockholder Approval Failure Payments shall be paid to the investors at the earlier (“Payments Due Date”) of (i) three Business Days after the stockholder approval and (ii) the Stockholder Approval Deadline. Any Stockholder Approval Failure Payments outstanding after such Payments Due Date shall accrue interest at a rate of 24.0% per annum.

Transfer agent and registrar:	Empire Stock Transfer Inc.

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 5 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NYSE American Symbol:	ITP

(1)	The number of shares of our common stock to be outstanding immediately after this offering is based on 24,054,816 shares of common stock outstanding as of April 29, 2020, and excludes, as of such date 4,400,000 shares of common stock issuable upon exercise of the warrants offered in the simultaneous private placement.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

Outbreaks of epidemic, pandemic, or contagious diseases such as COVID-19, could have an adverse effect on our business, financial condition, and results of operations. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a global pandemic. While the COVID-19 outbreak is still in relatively early stages, international stock markets have begun to reflect the uncertainty associated with the slow-down in the global economy and the reduced levels of international travel experienced since the beginning of January, large declines in oil prices and the significant decline in the Dow Industrial Average at the end of February and beginning of March 2020 was largely attributed to the effects of COVID-19. Any resulting financial impact cannot be reasonably estimated at this time. The extent to which the COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions taken globally to contain the coronavirus or treat its impact, among others. Existing insurance coverage may not provide protection for all costs that may arise from all such possible events. We are still assessing our business operations and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-019 or its consequences, including downturns in business sentiment generally or in our sector in particular.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the exchange;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our common stock, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. In addition, the issuance and sale by us of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock, or the perception that we will issue such securities, could reduce the trading price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of common stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an offering price of $0.58 per share, after deducting estimated offering commissions and expenses, the net tangible book value of the common stock per share as of December 31, 2019 would have been $5.91 per share. If you purchase shares of common stock in this offering, you will suffer dilution of $5.33 per share in the net tangible book value of the common stock.

Securities analysts may not cover our common stock and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the financial services industry;

●	proposed or adopted regulatory changes or developments;

●	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

We have not paid and do not intend to pay dividends on our common stock. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our common stock inception, and do not intend to pay any dividends on our common stock in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your shares of common stock after price appreciation, which may never occur, in order to realize a return on your investment.

There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants.

The exercise price of the warrants may exceed the market price of our common stock.

Each warrant currently has an exercise price of $7.53 per share of our common stock, which exceeds the market price of our common stock. If the market price of our common stock does not exceed the exercise price of the warrants during the period in which the warrants are exercisable, the warrants may not have any value.

The warrants may be dilutive to holders of our common stock.

The ownership interest of the existing holders of our common stock will be diluted to the extent the warrants are exercised. The shares of our common stock underlying the warrants represented approximately 13.39% of our common stock outstanding as of April 29, 2020 (assuming that the total shares of common stock outstanding includes the 4,400,000 offered pursuant to this prospectus supplement and the 4,400,000 shares of common stock issuable upon exercise of the warrants).

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.27 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly: (i) for the satisfaction of any of our debt (other than the payment of trade payables in our ordinary course of business and consistent with prior practices), (ii) for the redemption of any of our securities; (iii) with respect to any litigation involving us (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto); or (iv) funding potential acquisitions.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

We will not receive any proceeds from the sale of common stock issuable upon exercise of the warrants that we are offering in the current private placement unless and until such warrants are exercised. Assuming we obtain the stockholder approval to reduce the exercise price of the warrants to $0.7425 per share, if the warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $3.27 million.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of 4,400,000 shares of common stock at the offering price of $0.58 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	As of December 31, 2019
	Actual	As adjusted
	(Unaudited)
Cash and bank balances	5,837,745	8,106,105
Prepayments and other current assets	11,613,241	11,613,241
Total Current Liabilities	16,835,460	16,835,460
Shareholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized, 22,054,816 shares issued and outstanding, and 28,454,816 shares outstanding, as adjusted, respectively	$22,685	$27,085
Additional Paid in Capital*	$51,154,544	$53,418,504
Statutory earnings reserve	6,080,574	6,080,574
Accumulated other comprehensive loss	(6,057,537)	(6,057,537)
Retained earnings	114,794,796	114,794,796
Total shareholders’ equity	$165,995,062	$168,263,422
Total capitalization	$165,995,062	$168,263,422

*	Does not include any potential proceeds from the exercise of warrants issued in the simultaneous private placement at an exercise price of $7.53, which is subject to reduction to $0.7425 if stockholder approval is obtained.

The number of issued and outstanding shares as of December 31, 2019 in the table above excludes, as of such date, 4,400,000 shares of common stock issuable upon exercise of the warrants offered in the simultaneous private placement.

DILUTION

If you invest in our common stock and warrants in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share of common stock you will pay in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Our historical net tangible book value as of December 31, 2019 was $165,995,062, or $6.90 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on December 31, 2019.

After giving effect to the assumed sale of our common stock in the aggregate amount of $2,552,000 in this offering at an assumed offering price of $0.58 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of December 31, 2019 would have been approximately $168,263,422, or $5.91 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.99 to existing stockholders and immediate increase (anti-dilution) of $5.33 per share in as adjusted net tangible book value per share to new investors participating in this offering. The following table illustrates this per share dilution to investors participating in this offering:

Offering price per share		$0.58
Net tangible book value per share as of December 31, 2019	$6.90
Increase attributable to new investors	$(0.99)
As adjusted net tangible book value per share after this offering		$5.91
Anti-dilution per share to new investors		$5.33

The above discussion and table are based on 22,054,816 shares of our common stock outstanding as of December 31, 2019 and excludes 4,400,000 shares underlying the warrants issuable in the offering.

To the extent that any options are exercised, new options are issued under our 2019 Equity Incentive Plan or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing common stock in this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 4,400,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our common stock are described under the caption “Descriptions of the Securities We May Offer” beginning on page 6 of the accompanying prospectus.

PRIVATE PLACEMENT TRANSACTION OF WARRANTS

Concurrently with the sale of common stock in this offering, we also expect to issue and sell to the investors in this offering warrants to purchase up to an aggregate of 4,400,000 shares of common stock at an initial exercise price equal to $7.53 per share (the “Warrants”). The exercise price of the Warrants is subject to a reduction from $7.53 per share to $0.7425 per share pending receipt of stockholder approval of the Proposal as described herein. The exercise price of the Warrants is also subject certain adjustments in the event of (1) payment of a dividend or other distribution on any class of capital stock that is payable in common stock; (2) subdivisions of outstanding shares of common stock into a larger number of shares; or (3) combinations of outstanding shares of common stock into a smaller number of shares.

In the event we do not obtain stockholder approval of the Proposal on or prior to the Stockholder Approval Deadline, the Warrants shall be cancelled and we shall pay to each investor, the Stockholder Approval Failure Payments. Stockholder Approval Failure Payments shall be paid to the investors on the Payments Due Date. Any Stockholder Approval Failure Payments outstanding after such Payments Due Date shall accrue interest at a rate of 24.0% per annum

Assuming stockholder approval is received, each Warrant shall be exercisable beginning at any time on or after the earlier of (i) November 4, 2020 (the date that is six months following the issuance date), and (ii) the date we receive stockholder approval, and has a term of exercise equal to five years and six months from the date of issuance. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise. At any time after the initial exercise date of the Warrants, if a registration statement and current prospectus covering the resale of the shares of common stock issuable upon exercise of the Warrants is not available, the holder may exercise the Warrants in whole or in part on a cashless basis.

If, at any time while the Warrants are outstanding: (1) we consolidate or merge with or into another entity in which the Company is not the surviving entity; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of a majority of our outstanding shares of common stock tender or exchange their shares for securities, cash or other property; (4) we effect any reclassification of our shares of common stock or compulsory share exchange pursuant to which outstanding shares of common stock are converted or exchanged for other securities, cash or property; or (5) any transaction is consummated whereby any person or entity acquires more than 50% of our outstanding shares of common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of a Warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the Warrant.

If, at any time while the Warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our common stock, by way of return of capital or otherwise, then each holder of a Warrant shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrant immediately prior to the record date for such distribution.

If at any time while the Warrants are outstanding we grant, issue or sell any securities convertible, exercisable or exchangeable for shares of common stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our common stock (“Purchase Rights”), then each holder of a Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Warrant immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

The Warrants and the shares of common stock issuable upon exercise of the Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise the Warrants and sell the underlying shares of common stock only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

We have agreed, as soon as practicable after stockholder approval is obtained (and in any event within 45 calendar days after stockholder approval), to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the investors of the shares of Common Stock issued and issuable upon exercise of the Warrants. We shall use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the Closing Date and to keep such registration statement effective at all times until no investor owns any Warrants or Warrant Shares issuable upon exercise thereof.

PLAN OF DISTRIBUTION

Pursuant to a placement agent engagement letter, dated April 21, 2020, we have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with (i) this offering of our common stock pursuant to this prospectus supplement and the accompanying prospectus, and(ii) the concurrent private placement of the Warrants. Under the terms of the placement agent engagement letter, the placement agent has agreed to be our exclusive placement agent, on a commercially reasonable best efforts basis, in connection with the issuance and sale by us of our common stock in this takedown from our shelf registration statement and the private placement of the Warrants. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent engagement letter does not give rise to any commitment by the placement agent to purchase any of our common stock or the Warrants, and the placement agent will have no authority to bind us by virtue of the placement agent engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We entered into securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement, as well as the Warrants offered in the concurrent private placement, on or about May 4, 2020, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $50,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $55,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares of common stock offered hereby:

	Per Share	Total
Offering Price	$0.58	$2,552,000
Placement Agent’s Fees (1)	$.0406	178,640
Proceeds, before expenses, to us	$0.5394	2,373,360

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.27 million.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the placement agent a right of first refusal for a period of twelve (12) months from the date of the closing to act as a lead managing underwriter and lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 50% of the economics for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings of the Company or any subsidiary of the Company.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the shares of common stock and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc. located in 859 Whitney Mesa Dr., Henderson, NV 89014. Our transfer agent’s phone number is 702-818-5898.

Listing

Our shares of common stock are quoted on the NYSE American under the trading symbol “ITP”.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of Nevada with respect to the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Hunter Taubman Fischer & Li LLC, New York, New York, is counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2019 and 2018 have been audited by WWC, P.C., independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020; and the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on May 10, 2007 (File No. 000-52639), including any amendments or reports filed for the purpose of updating such description.

You may obtain a copy of these filings, without charge, by writing or calling us at:

IT Tech Packaging, Inc.

Science Park, Juli Road

Xushui District, Baoding City

Hebei Province, People’s Republic of China
Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

The following is a summary of the relevant provisions in our articles of incorporation, bylaws and Nevada law with regard to limitation of liability and indemnification of our officers, directors and employees. The full provisions are contained in the Nevada Revised Statutes and such documents.

Indemnification. Our directors and officers are indemnified as provided by our articles of incorporation, our bylaws and the Nevada Revised Statutes. Our bylaws and articles of incorporation provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the Nevada Revised Statutes and shall indemnify such individuals to the extent permitted by the Nevada Revised Statutes. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada Revised Statutes. Our bylaws and Nevada laws permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he has exercised his powers in good faith and with a view to the interests of the corporation; or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Limitation of Liability. Our articles of incorporation limit the liability of our directors and officers under certain circumstances. Our articles of incorporation provide that the liability of directors or officers for monetary damages are eliminated to the fullest extent permitted by Nevada law.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our shares of common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. We file annual, quarterly and current reports and other information with the SEC. You may read any reports, statements or other information on file at the SEC’s web site at http://www.sec.gov.

Prospectus

ORIENT PAPER, INC.

$30,000,000
Common Stock
Debt Securities
Warrants

Subscription Rights
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants, subscription rights or units having a maximum aggregate offering price of $30,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NYSE MKT under the symbol “ONP.” Each prospectus supplement will contain information, where applicable, as to our listing on The NYSE MKT or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

The aggregate market value of our outstanding voting and nonvoting common equity is approximately $18.73 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

Investing in our securities involves various risks. See “Risk Factors” on page 5 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 11, 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $30,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Orient Paper”, “Company”, “we”, “us”, and “our” refer to Orient Paper, Inc., its subsidiaries and variable interest entities.

ii

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Quarterly Report on Form 10-Q for the quarter and three months ended March 31, 2018, which we filed with the SEC on May 14, 2018 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we filed with the SEC on April 17, 2018. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China, Attn: Secretary of the Company.

The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;

●	debt securities, in one or more series;

●	warrants to purchase any of the securities listed above;

●	subscription rights; and/or

●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

General

We were incorporated in the State of Nevada in 2005. We engage in production and distribution of various categories of paper products: corrugating medium paper, offset printing paper and tissue paper products. Our principal executive offices are located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China. Our telephone number is (86) 312-869-8215. Our website is located at http://www.orientpaperinc.com.

Products

Corrugating medium paper

Corrugating medium paper, or CMP is used in the manufacturing of cardboard. Since the launch of our new Paper Machine (“PM”) 6 production line in December 2011, corrugating medium paper has become our major product . For the year ended December 31, 2017, corrugating medium paper comprised approximately 87.9% of our total paper production quantities and roughly 82.02% of our total revenue. Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugating Cardboard or “OCC,” as it is commonly referred to in the United States) and certain supplementary agents. In January 2013, we suspended the operation of our PM1 production line for renovation, which was then used to produce corrugating medium paper. In May 2014, we launched the commercial production of the newly renovated PM1 production line. The new PM1 production line produces light-weight corrugating medium paper with a specification of 40 to 80 grams per square meter (“g/s/m”). PM1’s light-weight corrugating medium paper products have a wide range of commercial applications. For example, such products can be used as a construction material for wall and floor insulation or to manufacture moisture-proof packaging materials for the transportation of books and magazines by the publishing industry. It can also be used as corrugating medium to make corrugating cardboard for packaging that requires light-weight boxes. The manufacturing process of light-weight corrugating medium paper is similar to that of the regular corrugating medium paper and also uses recycled paper board as a major source of raw material. We now have two corrugating medium paper production lines, PM6 and PM1. We refer to products produced from the PM6 production line as Regular CMP and products produced from the PM1 production line as Light-Weight CMP.

Offset printing paper

Offset printing paper is used for offset printing in the publishing industry. Offset printing paper comprised approximately 11.3% of our total paper production quantities and approximately 15.97% of our total sales revenue for the year ended December 31, 2017. Raw materials used in making offset printing paper include recycled white scrap paper, fluorescent whitening agent and sizing agent. We currently have two production lines, PM2 and PM3, for the production of offset printing paper.

Tissue paper products

We began the commercial production of tissue paper products in Wei District Industry Park in June 2015. We process base tissue paper purchased from long-term cooperative third party and produce finished tissue paper products, including toilet paper, boxed and soft-packed tissues, handkerchief tissues and paper napkins, as well as bathroom and kitchen paper towels that are marketed and sold under the Orient Paper brand. We sold 1,804 tonnes of tissue paper products for $2,356,856 in 2017.

Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). Our primary market has been the region of North China, especially in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Raw Materials and Principal Suppliers

The supplies used in our production processes are comprised mainly of recycled paper board and unprinted recycled white scrap paper, both of which are ready-to-use items and available from multiple domestic and foreign sources. We currently purchase all of our recycled paper supplies from some domestic recycling stations and do not rely on imported recycled paper. We also purchase coal, natural gas and chemical agents from nearby suppliers. Ongoing inflationary pressures and higher demand for recycled paper could lead to an increase in our costs of raw materials and production, which we may or may not be able to pass to our customers. We sign annual raw materials supplier contracts with our suppliers. Although we have contracts with our suppliers, these contracts do not lock-in the purchase price of our raw materials or provide hedge against the fluctuation in the market price of these raw materials.

Competition

Our main competitors are: Chenming Paper Group Limited (“Chenming”), Huatai Group Limited, Nine Dragons Paper (Holdings) Limited (“ND Paper”) and Sun Paper Group Limited. A number of our competitors are public entities with larger capacities, broader customer bases and greater financial resources than those available to us. With the exceptions of Chenming and ND Paper, which may compete directly with us in the offset printing paper market and the corrugating medium paper market, respectively, in the Beijing/Tianjin/greater Hebei regions, we believe that we face only indirect competition from the aforesaid companies, either because we have a different product assortment from these companies, or because, to the extent they do offer products similar to ours, the transportation costs and storage costs make it difficult for these companies to compete effectively with us on pricing.

Employees

As of December 31, 2017, we have approximately 527 full time employees. The Company provides private insurance coverage for any workplace accident or injury for all the operators of paper milling machinery in the workshops. These employees are organized into a labor union under the labor laws of the PRC and have collective bargain power against us. We generally maintain good relations with our employees and the labor union.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Orient Paper and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	debt securities, in one or more series;

●	warrants to purchase any of the securities listed above;

●	Subscription rights; and/or

●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but it is not complete. For the complete terms of our common stock, please refer to our amended and restated articles of incorporation, as may be amended from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of June 11, 2018, our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, of which 21,450,316 shares are issued and outstanding.

The authorized and unissued shares of our common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of The NYSE MKT, or any stock exchange on which our securities may be listed at such time. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Our common stock is listed on The NYSE MKT under the symbol “ITP.” The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 859 Whitney Mesa Dr., Henderson, NV 89014.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Warrants

As of June 11, 2018, we have issued and outstanding warrants to purchase up to 820,312 shares of our common stock, in the aggregate.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number or amount of shares of common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

SUBSCRIPTION RIGHTS

General

We may issue subscription rights to purchase Common Stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Israeli and United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of Common Stock at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Common Stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NYSE MKT, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The audited consolidated financial statements as of December 31, 2017, and for each of the years in the two-year period ended December 31, 2017 incorporated herein by reference from the Company’s Annual Reports on Form 10-K have been audited by WWC, P.C. Certified Accountants and BDO China Shu Lun Pan Certified Public Accountants LLP, respectively, each an independent registered public accounting firm, as stated in its respective report, which is incorporated by reference and has been so incorporated in reliance upon the report of each such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Orient Paper, Inc., at the Company’s office located at Science Park, Juli Road, Xushui District, Baoding City, Hebei Province, People’s Republic of China 072550. The Company’s telephone number is 011- (86) 312-8698215.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

●	Quarterly Report on Form 10-Q for the quarter and three months ended March 31, 2018, filed on May 14, 2017;

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on April 17, 2018; and

●	The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on May 10, 2007 (File No. 000-52639), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$30,000,000

ORIENT PAPER, INC.

Common Stock
Debt Securities
Warrants

Subscription Rights
Units

PROSPECTUS

June 11, 2018

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

4,400,000 Shares of Common Stock

IT TECH PACKAGING, INC.

Prospectus Supplement

Maxim Group LLC

May 4, 2020